UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2012

TRIO MERGER CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54367	27-4867100
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

777 Third Avenue, 37th Floor, New York, New York 10017

(Address of Principal Executive Offices) (Zip Code)

(212) 319-7676

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01. Other Events

On March 14, 2012, Trio Merger Corp. (the “Company”) notified Ladenburg Thalmann & Co. Inc., the broker engaged to effectuate the Company’s 10b5-1 repurchase plan (“Plan”) that was entered into in connection with the Company’s initial public offering, that the Plan had been terminated effectively immediately. The Company’s board of directors approved the termination of the Plan in connection with the Company’s decision to list its securities on the Nasdaq Capital Markets. The listing rules of the Nasdaq Capital Markets currently do not allow the type of repurchases provided for under the Plan. Accordingly, termination of the Plan was required to be considered for listing on the exchange. The Company’s listing application is before the Nasdaq Capital Markets and the Company is seeking to have the exchange list its securities as soon as possible. A copy of the Company’s press release, dated March 14, 2012, announcing the foregoing is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description

99.1	Press Release dated March 14, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: Mrch 14, 2012

TRIO MERGER CORP.

By:	/s/ Eric S. Rosenfeld
Name: Eric S. Rosenfeld Title: Chief Executive Officer